Exhibit 99.1

DESCRIPTION OF PENTAIR LTD. CAPITAL STOCK

The following is a summary of the material terms of the share capital of Pentair Ltd. (“New Pentair”) and certain provisions of its articles of association and organizational regulations. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the Swiss Code of Obligations and to New Pentair’s articles of association and organizational regulations filed as Exhibits 3.1 and 3.2, respectively, to its Current Report on Form 8-K on September 28, 2012.

Capital Structure

Issued Share Capital

New Pentair has one class of share capital consisting of registered shares and has issued approximately 213 million registered shares with a nominal value per share of CHF 0.50, of which approximately 3 million are treasury shares. Excluding these treasury shares, approximately 47.5% of New Pentair’s shares are held by former Pentair shareholders and approximately 52.5% of New Pentair’s shares are held by Tyco International Ltd. (“Tyco”) shareholders who received New Pentair shares as a result of the spin-off of New Pentair from Tyco immediately prior to the Merger.

New Pentair’s shares rank pari passu with each other in all respects, including with respect to entitlements to dividends, liquidation proceeds and preemptive rights.

Authorized Share Capital

New Pentair’s board of directors is authorized, without additional shareholder approval, to increase New Pentair’s share capital at any time until September 14, 2014, through issuance of new shares in one or several steps, by a maximum amount of 50% of the share capital registered in the commercial register. During each two-year period subsequent to such date, authorized share capital will be available to New Pentair’s board of directors for issuance of additional registered shares only to the extent that shareholders have reauthorized such share capital at a general meeting of shareholders.

New Pentair’s board of directors will determine the time of the issuance, the issue price, the manner in which the new registered shares have to be paid, the date from which the new registered shares carry the right to dividends and, subject to the provisions of New Pentair’s articles of association, the conditions for the exercise of preemptive rights and the allotment of preemptive rights that have not been exercised. New Pentair’s board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or registered shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of New Pentair.

In an authorized capital increase, New Pentair’s shareholders will have preemptive rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. New Pentair’s board of directors, however, may withdraw or limit these preemptive rights in certain circumstances as set forth in New Pentair’s articles of association. For further details on these circumstances, see “—Preemptive Rights and Advance Subscription Rights.”

Conditional Share Capital

The board of directors from time to time may authorize New Pentair to issue bonds (including convertible bonds and bonds with options), notes, options, warrants or other securities in each case that represent a right to exchange, convert or exercise the security for New Pentair shares (collectively, “Rights”). New Pentair’s articles of association permit the issuance of shares in connection with the exercise of such Rights without obtaining additional shareholder approval, up to a maximum aggregate amount of 50% of the share capital registered in the commercial register. A specific number of shares, which are referred to collectively as “Conditional Share Capital,” are allotted in the articles of association to two categories: (a) shares issued through the exercise of Rights granted to third parties or shareholders in connection with bonds, notes, options, warrants and other similar securities issued by New Pentair or one of its subsidiaries in national or international capital markets or pursuant to contractual obligations of New Pentair, its subsidiaries or any of their respective predecessors and (b) shares issued through the exercise of options and other similar Rights granted to members of the board of directors, members of the executive management, employees, contractors, consultants or other persons providing services to New Pentair or any of New Pentair’s subsidiaries or affiliates.

Other Classes or Series of Shares

New shares with increased voting rights may not be issued without a shareholder resolution passed by at least two-thirds of the shares represented at the general meeting of shareholders.

Preemptive Rights and Advance Subscription Rights

Under the Swiss Code of Obligations (the “Swiss Code”), other than in the instances covered above under “—Authorized Share Capital,” and “—Conditional Share Capital,” the prior approval of a general meeting of shareholders is required to authorize the issuance of registered shares. Shareholders generally will have preemptive rights in relation to such registered shares in proportion to the respective par values of their holdings. In addition, shareholders generally have advance subscription rights in relation to conversion, option, exchange, warrant or similar rights for the subscription of shares in connection with convertible bonds, notes, options, warrants or other similar securities convertible or exercisable for shares in proportion to the respective par values of their holdings.

Shareholders with the affirmative vote of at least two-thirds of the shares represented at the general meeting of shareholders may withdraw or limit preemptive rights for valid reasons, such as a merger or an acquisition, or for any of the reasons authorizing New Pentair’s board of directors to withdraw or limit preemptive rights of shareholders in the context of an authorized capital increase as described below. Shareholders also may withdraw or limit advance subscription rights for similar valid reasons, including for financing or refinancing purposes or for any of the reasons authorizing New Pentair’s board of directors to withdraw or limit advance subscription rights of shareholders in the context of a conditional capital increase as described below.

To the extent that the general meeting of shareholders has approved the creation of authorized or conditional capital, New Pentair’s articles of association authorize the board of directors to withdraw or limit preemptive and advance subscription rights for valid reasons to New Pentair’s board of directors in the circumstances described below under “—Limitation of Rights with Respect to Authorized Share Capital” and “—Limitation of Rights with Respect to Conditional Share Capital.”

Limitation of Rights with Respect to Authorized Share Capital

When issuing registered shares from authorized capital, New Pentair’s board of directors may withdraw or limit preemptive rights:

•	if the issue price of the new registered shares is determined by reference to the market price; or

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for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any such transactions, or for the financing of new investment plans of New Pentair; or

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for purposes of broadening the shareholder constituency of New Pentair in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges; or

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for purposes of granting an over-allotment option (including options with respect to any security convertible into shares, such as convertible debt securities or otherwise) of up to 20% of the total number of shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s); or

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for the participation of members of the board of directors, members of the executive management, employees, contractors, consultants or other persons performing services for the benefit of New Pentair or any of its subsidiaries or affiliates; or

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(i) following a person becoming, and for so long as to the knowledge of the board of directors such person remains, a beneficial owner (as defined in the articles of association) of shares in excess of 10% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer that is recommended by the board of directors, or (ii) for the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be fair to the shareholders.

Limitation of Rights with Respect to Conditional Share Capital

Conditional Share Capital for Financing Purposes

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for New Pentair shares, the preemptive rights of shareholders are excluded and New Pentair’s board of directors may restrict or exclude advance subscription rights (i) if the issuance is for purposes of financing or refinancing the acquisition of a company or business, part of a business, or a new investment by New Pentair or its subsidiaries (in equity or otherwise), (ii) if the issuance occurs in the national or international capital markets or through a private placement or (iii) (x) following a person becoming, and for so long as to the knowledge of the board of directors such person remains, a beneficial owner (as defined in the articles of association) of shares in excess of 10% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer that is recommended by the board of directors, or (y) for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of Directors, upon consultation with an independent financial advisor has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be fair to the shareholders.

If the advance subscription rights are restricted or excluded:

•	the respective financial instruments must be placed or entered into at market conditions;

•	the instruments or obligations may be converted, exercised or exchanged during a maximum period of 30 years; and

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the conversion, exchange or exercise price, if any, for the instrument or obligation must be set with reference to the market conditions prevailing at the date on which the instrument or obligation is issued or entered into.

Conditional Share Capital for Employee Participation Purpose. The preemptive rights and the advance subscription rights of shareholders are excluded with respect to shares issued from New Pentair’s conditional share capital to directors, employees, contractors, consultants or other persons providing services to New Pentair or any of its subsidiaries.

Dividends

Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from the previous fiscal year, or the corporation has distributable reserves, each as evidenced by the audited annual parent company statutory balance sheet. Distributable reserves are generally booked either as “free reserves” or as “contributed surplus” (contributions received from shareholders) in the “reserve from capital contributions” (Gesetzliche Reserve aus Kapitaleinlagen). Any distribution of dividends must be approved by an absolute majority of the shares represented in person or by proxy at a general meeting of shareholders. Although New Pentair’s board of directors may propose a dividend distribution to New Pentair’s shareholders, no dividend can be paid out without a shareholder resolution approving it. Payments out of registered share capital—the aggregate par value of a company’s registered shares—must be made by way of a capital reduction. See “—Reduction of Share Capital.”

Under the Swiss Code New Pentair’s net assets must be greater than the sum of its nominal share capital, the “general reserve” (20% of New Pentair’s nominal share capital) and the reserve for treasury shares before any distribution may be made. Under current practice, any excess amount of net assets is generally available for distribution to the shareholders. If such distribution is made out of “contributed surplus,” no Swiss Withholding tax will apply. Swiss corporations generally must maintain a separate parent company “statutory” balance sheet in Swiss francs for the purpose of determining the amounts available for the return of capital to shareholders, or a distribution of dividends. A special audit report must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and New Pentair’s articles of association.

New Pentair intends to declare any dividend in U.S. dollars subject to a cap defined in Swiss francs. The deduction from New Pentair’s reserve, which is required to be made in Swiss francs, is typically determined based on the U.S. dollar/CHF exchange rate in effect at the relevant times.

Repurchases of Registered Shares

The Swiss Code limits a corporation’s ability to hold or repurchase its own registered shares. New Pentair and its subsidiaries may only repurchase shares to the extent that sufficient distributable reserves are available, as described under “—Dividends.” The aggregate par value of New Pentair’s registered shares held by New Pentair and its subsidiaries may not exceed 10% of New Pentair’s registered share capital. New Pentair may repurchase its registered shares beyond the statutory limit of 10%, however, if such a repurchase is approved by a shareholder resolution passed at a general meeting and the repurchased shares are dedicated for cancellation. Any registered shares so repurchased will then be cancelled at the next general meeting upon the approval of an absolute majority of the shares represented in person or by proxy at such general meeting. Repurchased registered shares held by New Pentair or its subsidiaries do not carry any voting rights at a general meeting of shareholders and typically do not receive the economic benefits generally associated with the shares.

Reduction of Share Capital

Capital distributions in the form of a distribution of cash or property may result in a reduction of New Pentair’s nominal share capital recorded in the commercial register. Such a capital reduction requires the approval of an absolute majority of the shares represented in person or by proxy at a general meeting of shareholders. A special audit report must confirm that creditors’ claims remain fully covered despite the reduction to the nominal share capital recorded in the commercial register. Upon approval of the nominal share capital reduction, the board of directors must give public notice of the resolution three times in the Swiss Official Gazette of Commerce and notify creditors that they may request, within two months of the third publication, satisfaction of, or security for, their claims.

General Meetings of Shareholders and Voting Rights

General Meetings of Shareholders

The general meeting of shareholders is New Pentair’s supreme corporate body. Ordinary and extraordinary shareholders’ meetings may be held. The following powers are vested exclusively in the shareholders’ meeting:

•	adoption and amendment of New Pentair’s articles of association;

•	election and removal of members of the board of directors and the auditors;

•	approval of the annual business report, the stand-alone statutory financial statements and the combined financial statements;

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payments of dividends and any other distributions of capital to shareholders, excluding share repurchases below 10% of the registered share capital, to the extent that sufficient freely distributable reserves are available;

•	discharge of the members of the board of directors from liability for business conduct during the previous fiscal year to the extent such conduct is known to the shareholders; and

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any other resolutions that are submitted to a general meeting of shareholders pursuant to law, New Pentair’s articles of association or by voluntary submission by the board of directors, unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code.

Under the Swiss Code and New Pentair’s articles of association, New Pentair must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose of approving the annual financial statements and the annual business report and for conducting the annual election of directors for the class whose term has expired. Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditors. A general meeting of shareholders can be held anywhere.

The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda, the proposals of the board of directors and the shareholders who requested that a shareholders’ meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given, except for proposals made during a shareholders’ meeting to convene an extraordinary shareholders’ meeting or to initiate a special investigation. No prior notice will be required to bring motions related to items already on the agenda or for the discussion of matters as to which no resolution will be taken.

A special general meeting of shareholders may be called upon the resolution of New Pentair’s board of directors or, under certain circumstances, by the auditors. In addition, New Pentair’s board of directors is required to convene a special general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the shares with voting rights specifying the items for the agenda and their proposals, or if it appears from the parent company annual statutory balance sheet that half of New Pentair’s share capital and reserves are not covered by New Pentair’s assets. In the latter case, New Pentair’s board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

Under New Pentair’s articles of association and the Swiss Code, any holder of record of shares with a par value of at least 1 million Swiss francs may request that an item be included on the agenda of a general meeting of shareholders and may nominate one or more directors for election. A request for inclusion of an item on the agenda or a nomination of a director must be in writing, must specify the items and proposals and must be submitted in accordance with certain advance notice procedures set forth in New Pentair’s articles of association.

Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

New Pentair’s annual report and auditors’ report must be made available for inspection by the shareholders at New Pentair’s place of incorporation no later than 20 days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

Voting

Each registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in the share register or by a duly appointed proxy of a registered shareholder or nominee, which proxy need not be a shareholder. New Pentair’s articles of association contain a provision regarding voting rights that is customary for Swiss companies. This provision provides that, to be able to exercise voting rights, holders of shares must apply to New Pentair for registration in its share register (Aktienregister) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from New Pentair’s transfer agent, which is Wells Fargo Bank, N.A. (“Wells Fargo”). In order to exercise their voting rights, subject to exceptions granted by the board of directors, shareholders will be required to disclose their name and address and that they have acquired their shares in their name and for their account. Persons not expressly declaring themselves to be holding shares for their own account will not be registered as shareholders with voting rights. A person or legal entity that directly or indirectly, formally, constructively or beneficially owns or otherwise controls voting rights with respect to 20% or more of the registered share capital recorded in the Commercial Register will be entered in the Commercial Register as a shareholder with voting rights equal to 20% of registered shares less one share only (the “Cap”). Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares are considered as one shareholder, or nominee. Certain exceptions exist with regard to the registration of and the voting by nominees. Failing registration (in person or through a proxy) as shareholders with voting rights, shareholders may not participate in, or vote at, New Pentair’s shareholders’ meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders’ meeting. A beneficial owner will not be allowed to cast votes in excess of the Cap. Shareholders holding their shares through a bank, broker or other nominee will not automatically be registered as shareholders in New Pentair’s share register. If any such shareholder wishes to be registered in New Pentair’s share register, such shareholder should contact the bank, broker or other nominee through which it holds shares. If any such shareholder wishes to exercise its voting rights, such shareholder should follow the instructions provided by such bank, broker or other nominee or, absent instructions, contact such bank, broker or other nominee for instructions.

Treasury shares, whether owned by New Pentair or one of New Pentair’s majority-owned subsidiaries, are not entitled to vote at general meetings of shareholders.

Pursuant to New Pentair’s articles of association, the shareholders generally pass resolutions by the affirmative vote of holders of an absolute majority of shares represented and entitled to be voted with respect to the relevant resolution or election at a general meeting of shareholders. Abstentions will be included in the calculation of the number of shares represented at the meeting for purposes of determining whether a quorum has been achieved and in the number of shares entitled to vote on a matter. Broker non-votes will also be included in the calculation of the number of shares represented at the meeting for purposes of determining whether a quorum has been achieved but will not be included in determining the number of shares represented at the meeting and entitled to be voted with respect to the relevant resolution or election. A broker non-vote occurs when shares held by a broker, bank or other nominee are represented at the meeting, but the nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular matter. Such nominees may exercise discretion in voting on routine matters, but may not exercise discretion and therefore may not vote on non-routine matters including on the election of directors.

With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected. Directors are elected by the affirmative vote of a majority of the votes cast (in person or by proxy) at the general meeting of shareholders. At any election in which the Chairman determines that the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, directors are elected by the affirmative vote of a plurality of the votes cast (in person or by proxy) at the general meeting of shareholders. Abstentions and broker non-votes shall not be included in the calculation of votes cast with respect to such election. A “plurality” means that the individual who receives the largest number of votes cast for a board seat is elected to that board seat. New Pentair’s articles of association do not provide for cumulative voting for the election of directors. New Pentair’s board of directors is divided into three classes, with each class serving a three-year term. The classes must be substantially equivalent in size.

The acting chair may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections will be considered equal to resolutions and elections taken by way of a written ballot.

Supermajority Voting

The Swiss Code and/or New Pentair’s articles of association require the affirmative vote of at least two-thirds of the shares represented (in person or by proxy) at a general meeting of shareholders to approve the following matters:

•	a change of the company purpose;

•	the creation of shares with privileged voting rights;

•	a change to the articles regarding share registration and the Cap;

•	the restriction of the transferability of registered shares;

•	the waiver, reduction or withdrawal of restrictions upon the transfer of registered shares;

•	an increase of capital, authorized or subject to a condition;

•	an increase of capital out of equity, against contribution in kind, or for the purpose of acquisition of assets and the granting of special benefits;

•	the limitation or withdrawal of pre-emptive rights;

•	a change of the domicile of New Pentair;

•	the liquidation of New Pentair;

•	the removal with or without cause of a serving director;

•	a change in the size of the Board of Directors, without recommendation of the Board of Directors;

•	the merger, demerger or conversion of New Pentair; and

•	the conversion of registered shares into bearer shares and vice versa.

The approval of at least 75% of the shares represented at the general meeting of shareholders will be required to approve the following matters:

•	a change to the timing of the general meeting;

•	a change to the article regarding the rights of shareholders to propose agenda items for general meetings of shareholders;

•	a change to the article regarding voting rights (other than the Cap);

•	a change to the article regarding the passage of resolutions and election of directors at general meetings of shareholders;

•	a change to the length of terms of board members;

•	a change to the organization of the board of directors;

•	a change to the duties of directors;

•	a change to the procedures for the dissolution or liquidation of New Pentair;

•	an amendment to the articles with regard to changing the voting requirement to remove a director or change the size of the board; and

•	an amendment to the articles with regard to changing the supermajority requirements.

Swiss law also imposes a two-thirds supermajority voting requirement in connection with the sale of “all or substantially all of the assets” of a corporation. See “—Other Rights and Share Information—Compulsory Acquisitions; Appraisal Rights.” The same supermajority voting requirements apply to resolutions with respect to transactions governed by the Swiss Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the “Merger Act”). Furthermore, the Merger Act requires an affirmative vote of 90% of the outstanding registered shares for so-called “cash-out” or “squeeze-out” mergers. In these limited circumstances, an acquirer controlling 90% of the outstanding registered shares may acquire shares of minority shareholders of the corporation in exchange for compensation other than shares of the acquiring company, for instance, cash or securities of a parent corporation of the acquirer or shares of another corporation.

New York Stock Exchange Voting Requirements

In addition to shareholder approvals required by Swiss law and the articles of association, the NYSE requires a majority shareholder vote with at least 50% of shares represented for certain matters, including:

•	the approval of equity compensation plans (or amendments to such plans);

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the issuance of shares equal to or in excess of 20% of the voting power of the shares outstanding before the issuance of such shares (subject to certain exceptions, such as public offerings for cash and certain bona fide private placements);

•	certain issuances of shares to related parties; and

•	issuances of shares that would result in a change of control.

Presence Quorum for General Meetings

New Pentair’s articles of association provide that all resolutions and elections made at a shareholders’ meeting require the presence, in person or by proxy, of a majority corresponding to a half plus one of all shares entitled to vote, with abstentions and broker non-votes being regarded as present for purposes of establishing a quorum of shareholders.

Other Rights and Share Information

Inspection of Books and Records

Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss corporation may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of New Pentair’s business secrets. At a general meeting of shareholders, any shareholder may request information from the board of directors concerning New Pentair’s affairs. Shareholders also may ask the auditors questions regarding their audit of the company. The board of directors and the auditors must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of the corporation.

Special Investigation

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, New Pentair or any shareholder, within 30 calendar days after the general meeting of shareholders, may request the court at New Pentair’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court may issue such an order if the petitioners can demonstrate that the board of directors, any member of the board or an officer infringed the law or New Pentair’s articles of association and thereby damaged New Pentair or New Pentair’s shareholders. The costs of the investigation generally would be allocated to New Pentair and only in exceptional cases to the requesting shareholders.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the registered votes in each case as represented (in person or by proxy) at a general meeting, vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:

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a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders are compelled to participate in the transaction. See “—General Meetings of Shareholders and Voting Rights.”

Swiss corporations may be acquired through the direct acquisition of their share capital. With respect to corporations limited by shares, the Merger Act permits a “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation, for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation. For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that, if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of substantially all of the corporation’s assets will require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the shares represented (in person or by proxy) at a general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	the corporation sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the corporation’s assets, after the divestment, are not invested in accordance with the corporation’s statutory business purpose; and

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the proceeds of the divestment are not earmarked for reinvestment in accordance with the corporation’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the corporation’s business.

Transactions with Interested Shareholders

Under Swiss law, there generally is no prohibition of business combinations with interested shareholders. In certain circumstances, however, shareholders and members of the board of directors of Swiss corporations, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.

Corporate Governance

In addition to articles of association, Swiss corporations enact organizational rules in the form of organizational regulations which further define the tasks and duties of the board of directors and executive management.

Duration; Dissolution; Rights upon Liquidation

New Pentair’s duration is unlimited. New Pentair may be dissolved at any time with the approval of shareholders holding at least two-thirds of the registered votes as represented (in person or by proxy) at a general meeting. Dissolution by court order is possible if New Pentair becomes bankrupt, or for cause at the request of shareholders holding at least 10% of New Pentair’s registered share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

Uncertificated Shares

New Pentair is authorized to issue registered shares in certificated or uncertificated form. New Pentair intends to use only uncertificated shares in accordance with article 973c of the Swiss Code (Wertrechte). Share certificates will not be available for individual physical delivery but a shareholder may at any time request an attestation of the number of shares held by it, as reflected in the share register.

No Sinking Fund

The registered shares have no sinking fund provisions.

No Redemption and Conversion

The registered shares are not convertible into shares of any other class or series or subject to redemption either by New Pentair or by the holder of the shares.

Transfer and Registration of Shares

Subject to the voting rights limitations described above, New Pentair does not intend to impose any restrictions applicable to the transfer of New Pentair’s registered shares. So long as the shares constitute intermediated securities within the meaning of FISA, shares may be transferred by crediting the relevant transferred shares to a securities account of the transferee or as otherwise permitted under applicable law.

New Pentair’s share register is initially being kept by Wells Fargo. The share register reflects only record owners of New Pentair’s shares. Beneficial owners of shares who hold shares through a nominee may exercise their shareholders’ rights through the intermediation of such nominee. See also “—Voting.” Swiss law does not recognize fractional share interests.

Notices

In accordance with New Pentair’s articles of association, notices to shareholders are validly made by publication in the Swiss Official Gazette (Schweizerisches Handelsamtsblatt).

Conflict of Interests

Swiss law does not have a general provision on conflict of interest. However, the Swiss Code contains a provision that requires board members and executive officers to safeguard the interest of a company and, in this connection, imposes a duty of loyalty on its board members and executive officers. The duty of loyalty is generally understood to disqualify a director or senior officer of a company from participation in decisions that directly affect such director or officer. A company’s directors and officers are personally liable to the company for breach of this provision. In addition, the Swiss Code contains provisions under which directors and officers engaged in the management of a company are liable to the company, each shareholder and the company’s creditors for damages caused by an intentional or negligent violation of their duties.

New Pentair’s board members will be required to declare if they are a party to, or otherwise interested in, any contract, transaction or other arrangement with New Pentair, or in which New Pentair is otherwise interested, and if they are a director or officer of, or employed by, or a party to any contract or transaction or other arrangement with, or otherwise interested in, any company or other person promoted by New Pentair or in which New Pentair is interested. In such a case, the director is required to observe certain notice requirements and receive the approval or authorization of a majority of the disinterested members of the board of directors.

Borrowing Power

Neither Swiss law nor New Pentair’s articles of association restrict in any way New Pentair’s power to borrow and raise funds. The decision to borrow funds is made by or upon delegation by New Pentair’s board of directors; no shareholders’ resolution is generally required in relation to any such borrowing.

Limitation of Liability and Indemnification

New Pentair’s articles of association provide that it will indemnify and hold harmless, to the fullest extent permitted by Swiss law, the existing and former members of the board of directors and officers from and against all costs, charges, losses, damages and expenses actually incurred in connection with any threatened, pending or completed actions, suits or proceedings—whether civil, criminal, administrative or investigative—by reason of the fact that such individual was a director or officer; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the board of directors or officer.

New Pentair maintains insurance to reimburse New Pentair’s directors and officers and those of New Pentair’s subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of New Pentair or any of New Pentair’s subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling New Pentair pursuant to the foregoing provisions or otherwise, New Pentair has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for New Pentair’s common shares is Wells Fargo.

Listing

New Pentair’s common shares are listed on the New York Stock Exchange under the trading symbol “PNR.”